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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-4 of Stewart Enterprises, Inc. of our reports dated December 12, 2000, except for
Note 19 as to which the date is January 9, 2001, relating to the financial statements and financial statement schedule of Stewart Enterprises, Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


New Orleans, Louisiana
August 14, 2001